EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AND RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934
In connection with the Quarterly Report of Citizens Republic Bancorp, Inc. (“Citizens”) on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, William R. Hartman, Chief Executive Officer of Citizens, and Charles D. Christy, Chief Financial Officer of Citizens, certify, pursuant to 18 U.S.C. Section 1350 and Rule 13a-14(b) under the Securities Exchange At of 1934, that:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Citizens.
Date: August 3, 2007

/s/ William R. Hartman
William R. Hartman
Chief Executive Officer

/s/ Charles D. Christy
Charles D. Christy
Chief Financial Officer

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